Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated October 12, 2018, related to the consolidated financial statements of Esports Entertainment Group, Inc. for the year ended June 30, 2018, and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

UHY McGovern Hurley LLP Chartered Professional Accountants Licensed Public Accountants

Toronto, Ontario

May 1, 2019

A member of UHY International, a network of independent accounting and consulting firm